Exhibit 10.20.3

AMENDMENT TO
SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN
OF
MACY, INC.

The Supplementary Executive Retirement Plan of Macy’s, Inc. (the “Plan”) is hereby amended, effective as of December 31, 2013 and in order to “freeze” benefits, in the following respects.
1.    The Plan is amended by adding a new Section 10.5 reading as follows immediately after Section 10.4 of that part of the Plan.
10.5    Freeze of Benefits.
Notwithstanding any other provision of the Plan, the amount of any retirement or death benefit accrued by or attributable to a Participant calculated under Sections 4.2.1 and 4.2.2, above, shall be determined as if the Participant permanently ceases to be an Employee no later than the end of December 31, 2013 (even if the Participant actually continues to be an Employee after such date) and thereby as if the Participant does not after December 31, 2013 complete any service with the Employer or receive any compensation from the Employer. The amount of offset calculated under Section 4.2.3, above, shall be determined as of the date that the Participant actually ceases to be an Employee.
2.    The part of the Plan that constitutes the May Department Stores Supplementary Retirement Plan is amended by adding a new Section 9 reading as follows immediately after Section 8 of that part of the Plan.
Section 9    Freeze of Benefits.
Notwithstanding any other provision of the Plan, the amount of a Member’s Annual Retirement Income under the Plan shall be determined as if the Member permanently ceases to be an Associate no later than the end of January 31, 2014 (even if the Member actually continues to be an Associate after such date) and thereby as if the Member does not after January 31, 2014 complete any service with the Employers or receive any Pay or other compensation from the Employers. The amount of a Member’s Annual Estimated Social Security Benefits will be determined as of January 31, 2014. Annual Retirement Benefits Offset shall be determined as of the date that the Member actually ceases to be an Employee. After December 31, 2013, no additional company match amounts will be added to the amount determined under Section 1.6(j). The amount under 1.6(j) will be adjusted for interest from January 1, 2014 through the date the Member ceases to be an Associate. A Member’s Annual Minimum Benefit under Section 1.4(a) shall not include additional company match amounts after December 31, 2013. The amount under Section 1.4(a) will be adjusted for interest from January 1, 2014 through the date the Member ceases to be an Associate. Section 1.4(b) shall be determined as if the Member permanently ceases to be an Associate no later than December 31, 2013.
IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.
MACY’S, INC.
By: David W. Clark
Title: EVP, Human Resources
Date: December 19, 2013